SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 29, 2009

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In accordance with Internal Revenue Service Regulation Section 301.6223(g)-1(a)(2), Inergy GP, LLC, the Tax Matters Partner (TMP) of Inergy, L.P. (NRGY), is hereby notifying the partners of NRGY that it has received from the Internal Revenue Service (IRS) the Summary Report of the final partnership administrative adjustment on the IRS examination for the periods ended December 31, 2004, December 31, 2005, and December 31, 2006. The Summary Report concludes the partnership’s returns for the taxable years ended December 31, 2004, December 31, 2005, and December 31, 2006, are accepted as filed with no adjustments.

Under the provisions of Internal Revenue Code (IRC) section 6224(b), the partnership and its TMP intend to waive the right to a closing conference due to the IRS acceptance of the 2004, 2005 and 2006 returns as filed with no adjustments. The partners may also agree to waive the right to a closing conference.

In accordance with Internal Revenue Service Regulation Section 301.6223(g)-1(b)(1)(i), the TMP of NRGY is required to notify its partners that the TMP has agreed to schedule a closing conference with the examining agent provided it is not waived. Partners wanting to participate in a closing conference must notify the TMP in writing no later than July 29, 2009 of their desire to participate. Notification may be sent to Inergy GP, LLC, Two Brush Creek Blvd., Suite 200, Kansas City, MO 64112. If no response is received by partners, it will be deemed as consent by the partner to waive the closing conference in accordance with IRC section 6224(b).

In addition to agreeing the 2004, 2005, and 2006 tax returns will be accepted as originally filed, NRGY, the TMP and the Commissioner of Internal Revenue intend to enter into a Closing Agreement on Final Determination under IRC Sections 6224(c) and 7121. The Closing Agreement resolves certain matters concerning the future valuation of real estate interests and the administration of depreciation computations for certain disposed property. The closing agreement will be in effect for a 5 year period commencing with the 2009 tax reporting year. We do not expect the approach to determining real estate values and administering depreciation computations for certain disposed property will have a significant impact on the unitholders. The closing agreement further states the real estate values that have been reported on the partnerships tax returns through January 1, 2008 will be accepted as originally filed.

The signing of the Closing Agreement by NRGY and the TMP shall bind the partnership to the agreement. Furthermore, the signing of the Closing Agreement by NRGY and the TMP shall bind the partners to the agreement unless a partner elects to opt out by complying with the requirements of Regulation Section 301.6224(c)-1(a)(2).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, Its Managing General Partner

Date: June 29, 2009	By:	/s/ R. Brooks Sherman, Jr.
R. Brooks Sherman, Jr. Executive Vice President and Chief Financial Officer